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                                                                    Exhibit 23.1

                   CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.

      We hereby consent to the inclusion of our opinion letter, dated February 15, 2004, to the Board of Directors of North Fork Bancorporation, Inc. ("North Fork") as an Annex to the Joint Proxy Statement/Prospectus relating to the proposed merger of GreenPoint Financial Corp. into North Fork contained in Amendment No. 1 to North Fork's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

                                       /s/ Sandler O'Neill & Partners, L.P.



June 29, 2004